Exhibit 99.1

Hologic Announces Financial Results for Fourth Quarter of Fiscal 2022

– Revenue of $953 Million, GAAP Diluted EPS of $0.47, and Non-GAAP Diluted EPS of $0.82 All Exceed Expectations –

– Global Organic Molecular Diagnostics Revenue Grows 17% in Constant Currency, ex-COVID-19 –

– Fiscal 2023 Financial Guidance Anticipates Strong Growth in All Core Businesses –

MARLBOROUGH, Mass.--(BUSINESS WIRE)--October 31, 2022--Hologic, Inc. (Nasdaq: HOLX) announced today the Company’s financial results for the fiscal fourth quarter ended September 24, 2022.

“In our fourth quarter of fiscal 2022, Hologic delivered excellent results that significantly exceeded expectations, topping off another tremendous year,” said Steve MacMillan, the Company’s chairman, president and chief executive officer. “Fiscal 2022 was outstanding for Hologic. We dramatically strengthened our base businesses, responded with agility to the world’s COVID testing needs, and most importantly, helped more and more women around the world. Entering 2023, we see unprecedented strength across each of our core businesses and all are uniquely poised to deliver low double-digit constant currency organic revenue growth ex. COVID-19 for the year.”

Recent Highlights

  Revenue of $953.3 million decreased (27.6%) for the quarter, or (25.6%) in constant currency, primarily driven by lower sales of COVID-19 assays and supply chain challenges related to semiconductor chips in our Breast Health business compared to the prior year period. Revenue, however, was significantly higher than the Company’s guidance of $840 to $870 million provided last quarter.
  Diagnostics revenue decreased (37.8%), or (35.6%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period.
  Excluding COVID-19 revenues, Diagnostics revenue grew 11.1% on an organic, constant currency basis.
  Molecular Diagnostics revenue declined (43.2%), or (41.3%) in constant currency, primarily driven by lower sales of COVID-19 assays compared to the prior year period.
  Excluding COVID-19 revenues, Molecular Diagnostics revenue grew 17.2% on an organic, constant currency basis.
  Breast Health revenue, as expected, declined (17.7%), or (16.0%) in constant currency, primarily due to lower gantry revenue resulting from semiconductor chip shortages. The Company believes gantry demand remains strong and expects chip supply to improve throughout fiscal 2023.
  Surgical revenue grew 9.3%, or 11.4% in constant currency, primarily driven by improved procedure volume as COVID prevalence declined.
  Cash flow from operations remained very strong in the fourth quarter at $168.7 million.
  The Company repurchased 2.5 million shares of its stock for $175.1 million in the quarter and 7.7 million shares for $542.1 million for the full year.
  On September 21, 2022, Hologic released findings from the second annual Hologic Global Women’s Health Index, one of the world’s largest studies of women’s well-being.
  On September 22, 2022, Hologic’s Board of Directors authorized a new stock repurchase program, with a five-year term, to repurchase up to $1.0 billion of the Company’s outstanding common stock.

Key financial results for the fiscal fourth quarter are shown in the table below.

	GAAP			Non-GAAP
	Q4’22	Q4’21	Change Increase (Decrease)	Q4’22	Q4’21	Change Increase (Decrease)
Revenues	$953.3	$1,316.6	(27.6%)	$953.3	$1,316.6	(27.6%)
Gross Margin	54.0%	62.9%	(890 bps)	62.5%	69.4%	(690 bps)
Operating Expenses	$373.7	$388.6	(3.8%)	$329.9	$353.2	(6.6%)
Operating Margin	14.8%	33.4%	(1,860 bps)	27.9%	42.5%	(1,460 bps)
Net Margin	12.5%	25.0%	(1,250 bps)	21.8%	31.6%	(980 bps)
Diluted EPS	$0.47	$1.28	(63.3%)	$0.82	$1.61	(49.1%)

Throughout this press release, all dollar figures are in millions, except EPS, unless otherwise noted. Some totals may not foot due to rounding. Unless otherwise noted, all results are compared to the corresponding prior year period. Non-GAAP results exclude certain cash and non-cash items as discussed under “Use of Non-GAAP Financial Measures.” Constant currency percentage changes show current period revenue results as if the foreign exchange rates were the same as those in the prior year period. Our fiscal fourth quarter organic revenue results exclude the divested Blood Screening business, as well as the acquired Bolder business. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition.

Revenue Detail

			Increase (Decrease)
$ in millions	Q4’22	Q4’21	Global Reported Change	Global Constant Currency Change	U.S. Reported Change	International Reported Change	International Constant Currency Change
Diagnostics
Cytology and Perinatal	$112.8	$116.0	(2.8%)	1.5%	(1.0%)	(5.7%)	5.8%
Molecular Diagnostics	$400.2	$704.5	(43.2%)	(41.3%)	(37.4%)	(55.3%)	(49.6%)
Blood Screening	$7.9	$16.3	(51.5%)	(51.5%)	(51.5%)	N/A	N/A
Total Diagnostics	$520.9	$836.8	(37.8%)	(35.6%)	(33.1%)	(47.6%)	(40.9%)
Organic Diagnostics ex. COVID-19	$325.4	$301.8	7.8%	11.1%	7.8%	7.8%	20.6%

Breast Health
Breast Imaging	$212.0	$265.5	(20.2%)	(18.4%)	(17.8%)	(29.1%)	(20.5%)
Interventional Breast Solutions	$63.1	$68.7	(8.2%)	(6.7%)	(9.6%)	(1.9%)	6.5%
Total Breast Health	$275.1	$334.2	(17.7%)	(16.0%)	(16.1%)	(24.1%)	(15.6%)

GYN Surgical	$133.3	$122.0	9.3%	11.4%	8.7%	11.7%	23.8%

Skeletal Health	$24.0	$23.6	1.7%	3.7%	0.5%	4.5%	10.9%

Total	$953.3	$1,316.6	(27.6%)	(25.6%)	(23.4%)	(38.6%)	(31.3%)
Organic (definition above)	$942.1	$1,300.3	(27.5%)	(25.5%)	(23.1%)	(38.8%)	(31.5%)
Organic ex. COVID-19	$754.4	$781.6	(3.5%)	(1.1%)	(3.2%)	(4.4%)	6.4%

Other Financial Highlights

  U.S. revenue of $728.6 million decreased (23.4%). International revenue of $224.7 million decreased (38.6%), or (31.3%) in constant currency.
  GAAP gross margin of 54.0% decreased (890) basis points. Non-GAAP gross margin of 62.5% decreased (690) basis points. The decrease in gross margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period and lower capital equipment sales due to supply chain challenges related to semiconductor chip shortages impacting our Breast Health business.
  GAAP operating margin of 14.8% decreased (1,860) basis points. Non-GAAP operating margin of 27.9% decreased (1,460) basis points. The decrease in operating margin was primarily due to a decline in COVID-19 assay sales compared to the prior year period and lower capital equipment sales due to supply chain challenges related to semiconductor chip shortages impacting our Breast Health business.
  GAAP net income of $118.7 million decreased (63.9%). Non-GAAP net income of $207.5 million decreased (50.1%). Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) was $299.5 million, a decrease of (48.0%).
  COVID-19 revenues, which consist of COVID-19 assay revenue of $150.7 million, and other COVID-19 related revenue and revenue from discontinued products of $37.0 million, decreased (63.8%), or (62.3%) in constant currency.
  Total principal debt outstanding at the end of the fourth quarter was $2.85 billion. The Company ended the quarter with cash and equivalents of $2.3 billion, and a net leverage ratio (net debt over adjusted EBITDA) of 0.2.
  On a trailing 12-month basis, adjusted Return on Invested Capital (ROIC) was 22.3%, a decrease of (1,030) basis points compared to the prior year period.

Financial Guidance for the First Quarter and Full-Year Fiscal 2023

“Our fiscal fourth quarter 2022 caps off a year of exceptional top-line and bottom-line financial performance,” said Karleen Oberton, Hologic’s chief financial officer. “In our fiscal 2023, we expect continued strength in our base Diagnostics and Surgical businesses as well as a strong rebound in our Breast Health business over the course of the year.”

Hologic’s financial guidance for the first quarter and full year 2023 is shown in the table below. The guidance is based on a full year non-GAAP tax rate of approximately 19.0%, and diluted shares outstanding of 252 million for the full year. Constant currency guidance assumes that foreign exchange rates are the same in fiscal 2023 as in fiscal 2022. Organic revenue guidance is in constant currency and excludes the divested Blood Screening business. Revenue from acquired businesses is generally included in organic revenue guidance starting a year after the acquisition. Therefore, in fiscal 2023, Bolder is excluded from organic revenue in the fiscal first quarter, while Biotheranostics, Diagenode, Mobidiag, and Acessa are part of organic revenue for all of fiscal 2023.

Current Guidance
	Guidance $	Reported % Increase (Decrease)	Constant Currency % Increase (Decrease)	Organic % Increase (Decrease)
Fiscal 2023
Revenue	$3,700 - $3,900	(23.9%) to (19.8%)	(22.1%) to (18.0%)	(22.0%) to (17.9%)
GAAP EPS	$2.51 - $2.81	(51.1%) to (45.2%)
Non-GAAP EPS	$3.30 - $3.60	(45.2%) to (40.2%)

Q1 2023
Revenue	$940 - $990	(36.1%) to (32.7%)	(33.9%) to (30.5%)	(34.2%) to (30.8%)
GAAP EPS	$0.60 - $0.70	(69.2%) to (64.1%)
Non-GAAP EPS	$0.80 - $0.90	(63.1%) to (58.5%)

This guidance assumes low double-digit constant currency organic revenue growth ex. COVID-19 in each division for full-year fiscal 2023.

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; organic revenues; organic revenues excluding COVID-19, non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP effective tax rate; non-GAAP net income; non-GAAP net margin; non-GAAP EPS; and adjusted EBITDA. Organic revenue for the fiscal fourth quarter of 2022 excludes the divested Blood Screening business, as well as the acquired Bolder business. Revenue from acquired businesses is generally included in organic revenue starting a year after the acquisition. Organic revenue excluding COVID-19 revenues is organic revenue less COVID assay revenue, COVID related sales of instruments, COVID related revenue from Diagenode and Mobidiag, collection kits and ancillaries, as well as license revenue, and revenues from discontinued products. The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill, intangible assets and equipment; (ii) adjustments to record contingent consideration at fair value; (iii) additional expenses resulting from the purchase accounting adjustment to record inventory at fair value; (iv) restructuring and divestiture charges and facility closure and consolidation charges, including accelerated depreciation, and costs incurred to integrate acquisitions (including retention, transaction bonuses, legal and professional consulting services) and separate divested businesses from existing operations; (v) expenses related to the divested Cynosure business incurred subsequent to the disposition date primarily related to indemnification provisions for legal and tax matters; (vi) transaction related expenses for divestitures and acquisitions; (vii) third-party expenses incurred related to implementing the European MDR/IVDR requirements and obtaining the appropriate approvals for its existing products; (viii) debt extinguishment losses and related transaction costs; (ix) the unrealized (gains) losses on the mark-to-market of foreign currency contracts for which the Company has not elected hedge accounting; (x) litigation settlement charges (benefits) and non-income tax related charges (benefits); (xi) other-than-temporary impairment losses on investments and realized gains and losses resulting from the sale of investments; (xii) the one-time discrete impacts related to internal restructurings and non-operational items; (xiii) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (xiv) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic’s management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the fourth quarter of fiscal 2022. Interested participants may listen to the call by dialing 800-263-0877 (in the U.S. and Canada) or +1 323-794-2094 (for international callers) and referencing access code 9021328. Participants may also click here to join. Participants should dial in 5-10 minutes before the call begins. The Company will also provide a live webcast of the call at investors.hologic.com. A replay of the call will be available at investors.hologic.com approximately two hours after the call ends through Wednesday, November 30, 2022.

About Hologic, Inc.

Hologic, Inc. is an innovative medical technology company primarily focused on improving women's health and well-being through early detection and treatment. For more information on Hologic, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company’s plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the severity and duration of the COVID-19 pandemic and its impact on the U.S. healthcare system, the U.S. economy and worldwide economy; the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic; disruption of supply chains, including the availability of critical raw materials and components, including semiconductor chips, or more commonly referred to as chips, as well as cost inflation in materials, packaging and transportation; manufacturing risks, including the Company’s reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; continued demand for the Company’s COVID-19 TMA assay; the Company’s ability to manufacture, on a scale necessary to meet demand, its COVID-19 TMA assay as well as the Panther systems on which the assay runs; U.S., European and general worldwide economic conditions, including recession concerns, trade relations, and related uncertainties; the Company’s ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees and maintain engagement and efficiency in remote work environments; the Company’s reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; changes to applicable laws and regulations, including tax laws, global health care reform, and import/export trade laws; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company’s products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company’s ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company’s international activities and businesses; the early stage of market development for certain of the Company’s products; the Company’s leverage risks, including the Company’s obligation to meet payment obligations and financial covenants associated with its debt; cybersecurity risks; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

SOURCE: Hologic, Inc.

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Years Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021

Revenues:
Product	$782.6	$1,137.9	$4,191.2	$4,967.3
Service and other	170.7	178.7	671.6	665.0
Total revenues	953.3	1,316.6	4,862.8	5,632.3

Cost of revenues:
Product	259.1	316.0	1,166.1	1,205.1
Amortization of acquired intangible assets	72.6	82.5	295.7	276.7
Impairment of acquired intangible assets	8.3	—	17.4	—
Service and other	98.7	90.0	386.2	354.7

Gross profit	514.6	828.1	2,997.4	3,795.8

Operating expenses:
Research and development	76.0	76.5	283.4	276.3
Selling and marketing	159.2	159.1	630.3	561.2
General and administrative	97.3	135.4	407.7	433.2
Amortization of acquired intangible assets	12.0	11.5	45.2	42.2
Impairment of acquired intangible asset	27.7	—	27.7	—
Contingent consideration fair value adjustments	—	3.4	(39.5)	(6.7)
Restructuring and divestiture charges	1.5	2.7	2.4	9.3
Total operating expenses	373.7	388.6	1,357.2	1,315.5

Income from operations	140.9	439.5	1,640.2	2,480.3
Interest income	9.4	0.2	12.9	1.4
Interest expense	(24.1)	(22.7)	(95.1)	(93.6)
Debt extinguishment loss	—	—	(0.7)	(21.6)
Other income (expense), net	17.2	(6.4)	30.9	(5.4)

Income before income taxes	143.4	410.6	1,588.2	2,361.1
Provision for income taxes	24.7	81.8	286.2	491.4

Net income	$118.7	$328.8	$1,302.0	$1,869.7

Net loss attributable to noncontrolling interest	—	—	—	(1.8)
Net income attributable to Hologic	$118.7	$328.8	$1,302.0	$1,871.5

Net income per common share attributable to Hologic:
Basic	$0.47	$1.29	$5.18	$7.28
Diluted	$0.47	$1.28	$5.13	$7.21

Weighted average number of shares outstanding:
Basic	250,278	254,876	251,527	257,046
Diluted	252,560	257,710	253,845	259,706

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	September 24, 2022	September 25, 2021
ASSETS

Current assets:
Cash and cash equivalents	$2,339.5	$1,170.3
Accounts receivable, net	617.6	942.7
Inventory	623.7	501.2
Other current assets	281.2	554.5
Total current assets	3,862.0	3,168.7

Property, plant and equipment, net	481.6	564.7
Goodwill and intangible assets	4,517.1	4,940.8
Other assets	210.5	245.7
Total assets	$9,071.2	$8,919.9

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$15.0	$313.0
Accounts payable and accrued liabilities	736.2	815.8
Deferred revenue	186.5	198.0
Total current liabilities	937.7	1,326.8

Long-term debt, net of current portion	2,808.4	2,712.2
Deferred income taxes	90.8	250.5
Other long-term liabilities	358.1	411.8
Total stockholders' equity	4,876.2	4,218.6
Total liabilities and stockholders’ equity	$9,071.2	$8,919.9

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended
	September 24, 2022	September 25, 2021
OPERATING ACTIVITIES
Net income	$1,302.0	$1,869.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	89.2	88.0
Amortization	340.9	318.9
Stock-based compensation expense	66.7	65.0
Deferred income taxes	(166.2)	(70.1)
Intangible asset impairment charges	45.1	—
Contingent consideration fair value adjustments	(39.5)	(6.7)
Debt extinguishment loss	0.7	21.6
Other adjustments and non-cash items	32.6	31.0
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Accounts receivable	272.3	110.9
Inventory	(136.6)	(84.1)
Prepaid income taxes	(23.3)	13.0
Prepaid expenses and other assets	384.3	(56.3)
Accounts payable	(14.4)	20.4
Accrued expenses and other liabilities	(15.8)	(4.9)
Deferred revenue	(12.3)	14.0
Net cash provided by operating activities	2,125.7	2,330.4
INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	(158.6)	(1,164.7)
Purchase of property and equipment	(70.6)	(118.3)
Proceeds from the Department of Defense	75.0	21.5
Increase in equipment under customer usage agreements	(56.6)	(59.4)
Purchase of intellectual property	—	(6.5)
Other activity	4.5	(2.2)
Net cash used in investing activities	(206.3)	(1,329.6)
FINANCING ACTIVITIES
Proceeds from long-term debt, net of issuance costs	1,491.2	—
Repayment of long-term debt	(1,387.5)	(75.0)
Proceeds from senior notes, net of issuance costs	—	936.3
Repayment of senior notes	—	(970.8)
Proceeds from accounts receivable securitization program	—	320.0
Repayments under accounts receivable securitization program	(248.5)	(71.5)
Repayment under revolving credit line	—	(250.0)
Repayment of acquired long term debt	(63.7)	—
Purchase of non-controlling interest	—	(8.5)
Payment of contingent consideration	(12.2)	—
Payment of deferred acquisition consideration	—	(1.9)
Repurchases of common stock	(542.1)	(409.8)
Net proceeds from issuance of common stock under employee stock plans	33.5	51.3
Payment of minimum tax withholdings on net share settlements of equity awards	(22.9)	(47.5)
Payments under finance lease obligations	(3.8)	(2.4)
Net cash used in financing activities	(756.0)	(529.8)
Effect of exchange rate changes on cash and cash equivalents	5.8	(1.7)
Net increase in cash and cash equivalents	1,169.2	469.3
Cash and cash equivalents, beginning of period	1,170.3	701.0
Cash and cash equivalents, end of period	$2,339.5	$1,170.3

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share)

Reconciliation of GAAP Revenue to Organic Revenue and Organic Revenue excluding COVID Revenue

	Three Months Ended		Years Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Consolidated GAAP Revenue	953.3	1,316.6	4,862.8	5,632.3
Less: Blood Screening revenue	(7.9)	(16.3)	(32.4)	(49.6)
Less: Revenue from Acquisitions*	(3.3)	—	(78.1)	(8.7)
Organic Revenue	$942.1	$1,300.3	$4,752.3	$5,574.0
Less: COVID-19 Assays	(150.7)	(443.3)	(1,430.5)	(2,159.5)
Less: COVID-19 Related Revenue**	(35.9)	(70.8)	(210.6)	(287.1)
Less: Discontinued Products Revenue	(1.1)	(4.6)	(6.7)	(17.3)
Organic Revenue excluding Covid Revenue	$754.4	$781.6	$3,104.5	$3,110.1

*Represents revenue from acquisitions until a transaction annualizes and becomes organic. In the year following when a transaction annualizes, the acquisitions’ revenue is not excluded from the prior year revenue amount as the acquisition’s results are in both periods.

**Revenues related to COVID assay sales for instruments, collections kits and ancillaries, as well as license revenue related to COVID assay sales and COVID related revenue from Diagenode and Mobidiag.

	Three Months Ended		Years Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021

Gross Profit:
GAAP gross profit	$514.6	$828.1	$2,997.4	$3,795.8
Adjustments:
Amortization of acquired intangible assets (1)	72.6	82.5	295.7	276.7
Impairment of acquired intangible assets (16)	8.3	—	17.4	—
Integration/consolidation costs (3)	0.1	—	0.2	1.0
Fair value write-up of acquired inventory sold (13)	—	2.6	—	7.9
Non-GAAP gross profit	$595.6	$913.2	$3,310.7	$4,081.4

Gross Margin Percentage:
GAAP gross margin percentage	54.0%	62.9%	61.6%	67.4%
Impact of adjustments above	8.5%	6.5%	6.5%	5.1%
Non-GAAP gross margin percentage	62.5%	69.4%	68.1%	72.5%

Operating Expenses:
GAAP operating expenses	$373.7	$388.6	$1,357.2	$1,315.5
Adjustments:
Amortization of acquired intangible assets (1)	(12.0)	(11.5)	(45.2)	(42.2)
Impairment of acquired intangible assets (14)	(27.7)	—	(27.7)	—
Transaction expenses (4)	—	(1.9)	(1.3)	(21.0)
Contingent consideration adjustments (7)	—	(3.4)	39.5	6.7
Integration/consolidation costs (3)	(0.8)	(5.6)	(5.2)	(12.9)
MDR expenses (2)	(1.3)	(2.5)	(7.0)	(9.8)
Purchased research and development asset charge (17)	—	—	—	(7.0)
Restructuring and divestiture charges (3)	(1.5)	(2.7)	(2.4)	(9.3)
Non-income tax (benefits) charges, net (5)	(0.5)	(7.8)	5.2	(4.5)
Non-GAAP operating expenses	$329.9	$353.2	$1,313.1	$1,215.5

Operating Margin:
GAAP income from operations	$140.9	$439.5	$1,640.2	$2,480.3
Adjustments to gross profit as detailed above	81.0	85.1	313.3	285.6
Adjustments to operating expenses as detailed above	43.8	35.4	44.1	100.0
Non-GAAP income from operations	$265.7	$560.0	$1,997.6	$2,865.9

Operating Margin Percentage:
GAAP income from operations margin percentage	14.8%	33.4%	33.7%	44.0%
Impact of adjustments above	13.1%	9.1%	7.4%	6.9%
Non-GAAP operating margin percentage	27.9%	42.5%	41.1%	50.9%

Pre-Tax Income:
GAAP pre-tax earnings	$143.4	$410.6	$1,588.2	$2,361.1
Adjustments to pre-tax earnings as detailed above	124.8	120.5	357.4	385.6
Debt extinguishment losses (6)	—	—	0.7	21.6
Debt transaction costs (9)	—	—	1.8	5.8
Impairment of equity investments (10)	4.0	1.8	8.3	1.8
Gain on life insurance proceeds (18)	—	—	(2.3)	—
Other charges (15)	—	—	(0.4)	—
Unrealized (gains) losses on forward foreign currency contracts (8)	(9.5)	(3.4)	(19.6)	4.3
Non-GAAP pre-tax income	$262.7	$529.5	$1,934.1	$2,780.2

Net Income Attributable to Hologic:
GAAP net income	$118.7	$328.8	$1,302.0	$1,869.7
Adjustments:
Amortization of acquired intangible assets (1)	84.6	94.0	340.9	318.9
Impairment of acquired intangible assets (14) (16)	36.0	—	45.1	—
Restructuring and integration/consolidation costs (3)	2.4	8.3	7.8	23.2
Purchased research and development asset charge (17)	—	—	—	7.0
MDR expenses (2)	1.3	2.5	7.0	9.8
Debt extinguishment losses and transaction costs (6) (9)	—	—	2.5	27.4
Acquisition related expenses and adjustments (4) (13)	—	4.5	1.3	28.9
Contingent consideration adjustments (7)	—	3.4	(39.5)	(6.7)
Non-operating (benefit) charges (8) (10) (15) (18)	(5.5)	(1.6)	(14.0)	6.1
Non-income tax charges (benefits), net (5)	0.5	7.8	(5.2)	4.5
Income tax reversals (19)	(15.8)	—	(31.8)	—
Income tax effect of reconciling items (11)	(14.7)	(32.0)	(88.2)	(106.4)
Non-GAAP net income	$207.5	$415.7	$1,527.9	$2,182.4
Net loss attributable to non-controlling interest	—	—	—	(1.8)
Net income attributable to Hologic	$207.5	$415.7	$1,527.9	$2,184.2

Net Income Percentage:
GAAP net income percentage	12.5%	25.0%	26.8%	33.2%
Impact of adjustments above	9.3%	6.6%	4.6%	5.6%
Non-GAAP net income attributable to Hologic percentage	21.8%	31.6%	31.4%	38.8%

Earnings per Share Attributable to Hologic:
GAAP income per share - Diluted	$0.47	$1.28	$5.13	$7.21
Adjustment to net income (as detailed above)	0.35	0.33	0.89	1.20
Non-GAAP earnings per share – diluted (12)	$0.82	$1.61	$6.02	$8.41

Adjusted EBITDA:
Non-GAAP net income	$207.5	$415.7	$1,527.9	$2,184.2
Interest expense, net	14.7	22.5	80.4	86.5
Provision for income taxes	55.3	113.8	406.1	597.7
Depreciation expense	22.0	23.8	89.2	88.0
Adjusted EBITDA	$299.5	$575.8	$2,103.6	$2,956.4

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of acquired intangible assets.
(2)

To reflect the exclusion of third-party expenses incurred to obtain compliance with the European Medical Device Regulation requirement for the Company's existing products for which it already has FDA approval and/or CE mark.

(3)

To reflect restructuring and divestiture charges, and certain costs associated with the Company’s integration and facility consolidation plans, which primarily include retention and transfer costs, as well as costs incurred to integrate acquisitions and dispose businesses, including consulting, legal, tax and accounting fees. In addition, this category includes additional expenses incurred related to the Cynosure disposition, primarily settlements of litigation and indemnification provisions for legal and tax matters that existed as of the date of disposition.

(4)

To reflect expenses with third parties related to acquisitions and divestitures prior to when such transactions are completed. These expenses primarily comprise broker fees, legal fees, and consulting and due diligence fees, and a transfer tax related to the Mobidiag acquisition.

(5)	To reflect the net impact of non-income tax matters primarily related to settling prior years' audit matters and from a statute of limitations expiration.
(6)	To reflect a debt extinguishment loss from refinancing the Credit Agreement in first quarter of fiscal 2022 and the refinancing of the 2025 Senior Notes during fiscal 2021.
(7)	To reflect adjustments to the estimated contingent consideration liabilities related to the Acessa Health acquisition, which is payable upon meeting defined revenue growth metrics.
(8)	To reflect non-cash unrealized gains and losses on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)

To reflect the amount of debt issuance costs recorded directly to interest expense as a result of refinancing the Credit Agreement in first quarter of fiscal 2022 and the refinancing of the 2025 Senior Notes during fiscal 2021.

(10)	To reflect an impairment of cost method equity investments, and the write off of an equity method investment acquired in the Mobidiag acquisition.
(11)	To reflect an estimated annual effective tax rate of 21.0% and 21.5% for fiscal 2022 and 2021, respectively.
(12)

Non-GAAP earnings per share was calculated based on 252,560 and 253,845 weighted average diluted shares outstanding for the three and twelve months ended September 24, 2022, respectively, and 257,710 and 259,706 for the three and twelve months ended September 25, 2021, respectively.

(13)	To reflect the fair value step up of inventory sold during the period related to the Somatex, Acessa Health, Diagenode and Mobidiag acquisitions in fiscal 2021.
(14)	To reflect an impairment related to an in-process research and development project acquired in the Mobidiag acquisition.
(15)	To reflect non-operating gains in fiscal 2022.
(16)	To reflect impairment charges in fiscal 2022 for developed technology assets acquired in the Faxitron and Focal acquisitions.
(17)	To reflect the purchase of intangible assets used in a research and development project that have no future alternative use.
(18)	To reflect a gain on life insurance proceeds received during the second quarter of fiscal 2022.
(19)	To reflect the net impact of income tax reserve releases from statute of limitation expirations and favorable audit settlements.

Reconciliation of GAAP to non-GAAP EPS Guidance:

	Guidance Range		Guidance Range
	Quarter Ending December 31, 2022		Year Ending September 30, 2023
	Low	High	Low	High
GAAP Net Income Per Share	$0.60	$0.70	$2.51	$2.81
Amortization of acquired intangible assets	$0.23	$0.23	$0.93	$0.93
Other charges	$0.02	$0.02	$0.04	$0.04
Tax Impact of Exclusions	($0.05)	($0.05)	($0.18)	($0.18)
Non-GAAP Net Income Per Share	$0.80	$0.90	$3.30	$3.60

			Trailing Twelve Months ended September 24, 2022
Return on Invested Capital:
Adjusted Net Operating Profit After Tax
Non-GAAP net income				$1,527.9
Non-GAAP provision for income taxes				406.1
Non-GAAP interest expense				93.3
Non-GAAP other income				(29.7)
Adjusted net operating profit before tax				$1,997.6
Non-GAAP average effective tax rate (1)				21.00%
Adjusted net operating profit after tax				$1,578.1

Average Net Debt plus Average Stockholders’ Equity (2)
Average total debt				$2,924.3
Less: Average cash and cash equivalents				(1,754.9)
Average net debt				1,169.4
Average stockholders’ equity (3)				5,915.9
Average net debt plus average stockholders’ equity				$7,085.3

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders’ equity above)				22.3%
(1)	ROIC is presented on a TTM basis; non-GAAP effective tax rate for the twelve months ended September 24, 2022 was 21.0%.
(2)	Calculated using the average of the balances as of September 24, 2022 and September 25, 2021.
(3)

Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014, the impairment of goodwill of $685.7 million and an IPR&D asset of $46.0 million in fiscal 2018, the impairment of intangible assets and equipment of $685.4 million in fiscal 2019, the impairment of intangible assets and equipment of $30.2 million in fiscal 2020 and the impairment of acquired intangible assets of $45.1 million in fiscal 2022. The impact of the intangible asset impairment charges is reflected net of tax.

As of
September 24, 2022
Leverage Ratio:

Total principal debt	$2,850.0
Total cash	(2,339.5)
Net principal debt, as adjusted	$510.5
EBITDA for the last four quarters	$2,103.6
Leverage Ratio	0.2
Other Supplemental Information:
	Three Months Ended		Twelve Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021

Geographic Revenues
U.S.	76.4%	72.2%	71.3%	69.3%
Europe	14.4%	18.0%	18.3%	21.3%
Asia-Pacific	6.2%	7.4%	7.4%	6.5%
All Others	3.0%	2.4%	3.0%	2.9%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Contacts

Ryan Simon
Vice President, Investor Relations
Ryan.Simon@hologic.com
(858) 410-8514

Francis Pruell
Director, Investor Relations
Francis.Pruell@hologic.com
(508) 263-8628